Exhibit 99.1

Fundamental Global Inc. Amends its Charter with the State of Nevada

Certificate of Amendment Changes Name to FG Nexus Inc.,

Increases Authorized Shares, Triggers Conversion of Automatic Exercise Pre-Funded Warrants to Common Stock and Expands Outstanding Share Count to Over 35 million

Charlotte, NC – September 5, 2025 - Fundamental Global Inc. (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”), announced that its Certificate of Amendment to its amended and restated articles of incorporation has been declared effective by the Nevada Secretary of State today.

Pursuant to the Certificate of Amendment:

●	The name of the Company has been changed from Fundamental Global Inc. to FG Nexus Inc.
●	The Company’s authorized shares will increase as follows:

○	Total authorized shares of common stock, par value $0.001, will increase from 4,000,000 to 1,000,000,000
○	Total authorized shares of preferred stock, par value $0.001, will increase from 100,000,000 to 500,000,000
○	Total authorized shares of Series A 8% cumulative Preferred stock, par value $25.00, will increase from 1,000,000 to 15,000,000

Additionally, as a result of the Certificate of Amendment being declared effective by the Nevada Secretary of State the outstanding automatic exercise pre-funded warrants will convert to common shares, immediately increasing the Company’s common shares outstanding from 1.3 million to 35.4 million.

“Today marks a pivotal milestone in our corporate evolution to becoming the largest corporate holder of ETH in the world,” said Kyle Cerminara, CEO of FG Nexus.

FG Nexus Inc.

FG Nexus Inc. (Nasdaq: FGNX, FGNXP), (the “Company” or “FG Nexus”), is on the Ethereum Standard, and singularly focused on becoming the largest corporate holder of ETH in the world by an order of magnitude. In order to enhance our ETH YIELD, the Company will stake and restake, serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

The FGNX® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io